UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5575 DTC Parkway, Suite 110 Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Item 5.     Other Events

On May 20, 2003, Red Robin Gourmet Burgers, Inc. (Red Robin) amended its three-year $40.0 million revolving credit facility, which was originally entered into on July 24, 2002. Under the amended terms of the credit agreement, Red Robin’s borrowing capacity was increased from $40.0 million to $85.0 million. In addition, the term of the credit agreement was extended and will now expire on May 19, 2006.

The amended credit agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and the information contained within the credit agreement is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1

$85,000,000 Amended and Restated Credit Agreement, dated as of May 20, 2003, among Red Robin International, Inc., Red Robin Gourmet Burgers, Inc., the domestic subsidiaries of the borrower from time to time parties hereto, the lenders parties hereto, Wachovia Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Documentation Agent, Wells Fargo Bank, N.A. as Syndication Agent, and Wachovia Securities, Inc. as Lead Arranger.

99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated May 22, 2003.

Item 9.     Regulation FD Disclosure (Information Below is Being Furnished Under Item 12)

On May 22, 2003, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the sixteen weeks ended April 20, 2003. Pursuant to SEC Release No. 33-8216, a copy of the Company’s press release is attached hereto as Exhibit 99.1 and is being incorporated herein by this reference. The press release is being furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition). The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

	By:	/s/ James P. McCloskey

Date: May 22, 2003		Chief Financial Officer